Exhibit 99.2




                           CERTIFICATION PURSUANT TO
                            18 U.S.C. SECTION 1350,
                            AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of DENTSPLY International Inc. (the "Company") on Form 10-Q for the period ending September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, William R. Jellison, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(3)   The Report fully  complies  with the  requirements  of Sections  13(a) or
           15(d) of the Securities Exchange Act of 1934; and

(4)   The information  contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of the date of the Report.



/s/ William R. Jellison
William R. Jellison
Chief Financial Officer

November 13, 2002